PRIME PARTNERS, INC.

                                                                  April 25, 2007

Gilman + Ciocia, Inc.
The parties set forth on Schedule A hereto (the "Investor Purchasers")

      Simultaneously herewith, Gilman + Ciocia, Inc., a Delaware corporation (the "Company") and the Investor Purchasers have entered into a purchase agreement pursuant to which the Company will sell and the Investor Purchasers will purchase 40,000,000 shares of its common stock subject to the terms and conditions thereof (the "Purchase Agreement") a copy of which is attached hereto as Exhibit A. As a closing condition to the transactions contempated by the Purchase Agreement, the Company has agreed to enter into a purchase agreement with certain purchasers, including Prime Partners, Inc. ("PPI" and together with the other purchasers, the "Placement Purchasers") whereby the Company will sell and the Placement Purchasers will purchase 40,000,000 shares of its common stock (the "Shares") subject to the terms and conditions thereof (the "Placement Purchase Agreement") a copy of which is attached hereto as Exhibit B. As a material inducement for the Investor Purchasers to enter into the Purchase Agreement, PPI agrees to the following:

      1. Capitalized terms used in this letter but not otherwise defined in this letter shall have the same meanings that such terms have in the Purchase Agreement.

      2. In the event that the Placement Purchasers do not purchase the Shares then (i) Prime Partners, Inc. shall purchase, either by the conversion of debt pursuant to a debt conversion agreement in substantially the form attached as Exhibit A to the Placement Purchase Agreement or in cash, the amount of Shares not otherwise purchased by the Placement Purchasers, upon the terms and conditions set forth in the Placement Purchase Agreement, up to an aggregate purchase price of $3,600,000 and (ii) Prime Partners, Inc. shall use its reasonable best efforts to ensure that the remaining Shares are purchased by other purchasers on the terms and conditions set forth in the Placement Purchase Agreement.

      3. The internal laws of the State of New York, without regard to the principles of choice of law or conflicts or law of any jurisdiction, shall govern the validity of this letter, the

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April 25, 2007
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construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                                            Very truly yours,

                                            PRIME PARTNERS, INC.


                                            By: /s/ Michael P. Ryan
                                                --------------------------------
                                                Name:  Michael P. Ryan
                                                Title: President

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April 25, 2007
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                                   SCHEDULE A

Investment Purchasers:

Wynnefield Partners Small Cap Value, L.P.

Wynnefield Partners Small Cap Value, L.P., I

Wynnefield Small Cap Value Offshore Fund, Ltd.

WebFinancial Corporation

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April 25, 2007
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                                    EXHIBIT A

                           INVESTOR PURCHASE AGREEMENT

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April 25, 2007
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                                    EXHIBIT B

                      FORM OF PLACEMENT PURCHASE AGREEMENT